Exhibit 99.1

BTRS Holdings Inc. Announces Commencement of Exchange Offer and
Consent Solicitation Relating to Warrants

LAWRENCEVILLE, NJ, November 18, 2021 — BTRS Holdings Inc. (“Billtrust” or the “Company”) (NASDAQ: BTRS), a B2B accounts receivable (AR) automation and integrated payments leader, today announced that it has commenced an exchange offer (the “Offer”) and consent solicitation (the “Consent Solicitation”) relating to its warrants, each whole warrant exercisable for one share of Class 1 Common Stock, par value 0.0001 per share (“Common Stock”), of the Company, at an exercise price of $11.50 per share (the “Warrants”). The purpose of the Offer and Consent Solicitation is to simplify the Company’s capital structure and reduce the potential dilutive impact of the Warrants, thereby providing the Company with more flexibility for financing its operations in the future.

The Company is offering to all holders of the Warrants the opportunity to receive 0.30 shares of Common Stock in exchange for each Warrant tendered by the holder and exchanged pursuant to the Offer. Pursuant to the Offer, the Company is offering up to an aggregate of 3,749,307 shares of its Common Stock in exchange for the Warrants.

Concurrently with the Offer, the Company is also soliciting consents from holders of the Warrants to amend the warrant agreement that governs all of the Warrants (the “Warrant Agreement”) to permit the Company to require that each Warrant that is outstanding upon the closing of the Offer be converted into 0.27 shares of Common Stock, which is a ratio 10% less than the exchange ratio applicable to the Offer (such amendment, the “Warrant Amendment”). Pursuant to the terms of the Warrant Agreement, all except certain specified modifications or amendments require the vote or written consent of holders of 50% of the Warrants. Accordingly, the adoption of the Warrant Amendment will require the consent of holders of 50% of the Warrants. Parties representing approximately 56.44% of the Warrants have agreed to tender their Warrants in the Offer and to consent to the Warrant Amendment in the Consent Solicitation, pursuant to a tender and support agreement. Accordingly, if the other conditions of the Offer are satisfied or waived, then the Warrant Amendment will be adopted. The offering period will expire at one minute after 11:59 p.m., Eastern Standard Time, on December 16, 2021, or such later time and date to which the Company may extend, as described in the Company’s Schedule TO and Prospectus/Offer to Exchange (the “Expiration Date”). Tendered Warrants may be withdrawn by holders at any time prior to the Expiration Date.

The Offer and Consent Solicitation are being made pursuant to a Prospectus/Offer to Exchange dated November 18, 2021, and Schedule TO, dated November 18, 2021, each of which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and more fully set forth the terms and conditions of the Offer and Consent Solicitation.

The Company’s Class 1 Common Stock is listed on The Nasdaq Global Select Market under the symbol “BTRS.” The Company’s Warrants are listed on The Nasdaq Capital Market under the symbol “BTRSW.” As of November 18, 2021, a total of 12,497,692 Warrants were outstanding.

The Company has engaged BofA Securities, Inc. as the Dealer Manager for the Offer and Consent Solicitation. Any questions or requests for assistance concerning the Offer and Consent Solicitation may be directed to BofA Securities, Inc. at (888) 803-9655 (toll-free). D.F. King & Co., Inc. has been appointed as the Information Agent for the Offer and Consent Solicitation, and Continental Stock Transfer & Trust Company has been appointed as the Exchange Agent. Requests for documents should be directed to D.F. King & Co., Inc. at (800) 628-8538 (for Warrant holders) or (212) 269-5550 (for banks and brokers) or via the following email address: btrs@dfking.com.

About Billtrust

Billtrust (NASDAQ: BTRS) is a leading provider of cloud-based software and integrated payment processing solutions that simplify and automate B2B commerce. Accounts receivable is broken and relies on conventional processes that are outdated, inefficient, manual and largely paper based. Billtrust is at the forefront of the digital transformation of accounts receivable, providing mission-critical solutions that span credit decisioning and monitoring, online ordering, invoice delivery, payments and remittance capture, cash application and collections.

Important Additional Information Has Been Filed with the SEC

The Offer described in this press release commenced on November 18, 2021. On November 18, 2021, a registration statement on Form S-4 (the “Prospectus/Offer to Exchange”) and an exchange offer statement on Schedule TO (the “Schedule TO”), including an offer to exchange, a letter of transmittal and related documents, were filed with the SEC by Billtrust. The offer to exchange the outstanding Warrants of Billtrust will only be made pursuant to the Prospectus/Offer to Exchange and Schedule TO, including related documents filed as a part of the exchange offer. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROSPECTUS/OFFER TO EXCHANGE AND SCHEDULE TO FILED OR TO BE FILED WITH THE SEC CAREFULLY, AS THEY MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION THAT INVESTORS AND SECURITY HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING THE EXCHANGE OFFER, INCLUDING THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER.  Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to D.F. King & Co., Inc. at (800) 628-8538 (for Warrant holders) or (212) 269-5550 (for banks and brokers) or via the following email address: btrs@dfking.com.  Investors and security holders may also obtain, at no charge, the documents filed or furnished to the SEC by Billtrust under the “Investors” section of Billtrust’s website at investors.billtrust.com.

No Offer or Solicitation

This press release shall not constitute an offer to exchange or the solicitation of an offer to exchange or the solicitation of an offer to purchase any securities, nor shall there be any exchange or sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement on Form S-4 relating to the securities to be issued in the Offer has been filed with the SEC but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The Offer and Consent Solicitation are being made only through the Schedule TO and Prospectus / Offer to Exchange, and the complete terms and conditions of the Offer and Consent Solicitation are set forth in the Schedule TO and Prospectus / Offer to Exchange.

None of the Company, any of its management or its board of directors, or the Information Agent, the Exchange Agent or the Dealer Manager makes any recommendation as to whether or not holders of Warrants should tender Warrants for exchange in the Offer or consent to the Warrant Amendment in the Consent Solicitation.

Forward-Looking Statements

Certain statements made in this press release are “forward-looking statements.” Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook“ or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward-looking statements may include, but are not limited to, statements regarding the consummation of the Offer and Consent Solicitation, the entry into the Warrant Amendment, and the effects of the Offer on our capital structure.  These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of Billtrust’s management and are not predictions of actual performance.  These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability.  Actual events and circumstances are difficult or impossible to predict and may differ from assumptions.  Many actual events and circumstances are beyond the control of Billtrust.  These forward-looking statements are subject to a number of risks and uncertainties, including Billtrust’s ability to successfully complete the Offer and Consent Solicitation; Billtrust’s ability to attract and retain customers and expand customers’ use of Billtrust’s services; market, financial, political and legal conditions; the impact of the COVID-19 pandemic on Billtrust’s business and the global economy; risks relating to the uncertainty of the projected financial and operating information with respect to Billtrust; risks related to future market adoption of Billtrust’s offerings; risks related to Billtrust’s marketing and growth strategies; risks related to expanding Billtrust's operations outside the United States; risks related to Billtrust's ability to acquire or invest in businesses, products, or technologies that may complement or expand its products or platforms, enhance its technical capabilities, or otherwise offer growth opportunities; the effects of competition on Billtrust’s future business; and the risks discussed in Billtrust’s Registration Statement on Form S-4 filed on November 18, 2021, under the heading “Risk Factors” and other documents of Billtrust filed, or to be filed, with the SEC.  If any of these risks materialize or any of Billtrust’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.  There may be additional risks that Billtrust presently does not know of or that Billtrust currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.  In addition, forward-looking statements reflect Billtrust’s expectations, plans or forecasts of future events and views as of the date of this press release.  Billtrust anticipates that subsequent events and developments will cause Billtrust’s assessments to change.  However, while Billtrust may elect to update these forward-looking statements at some point in the future, Billtrust specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Billtrust’s assessments as of any date subsequent to the date of this press release.  Accordingly, undue reliance should not be placed upon the forward-looking statements.

Investor Contact:
John T. Williams
IR@billtrust.com